EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal Second Quarter 2023 Results

HUNTINGTON BEACH, Calif., July 27, 2023 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for its fiscal 2023 second quarter ended Tuesday, July 4, 2023.

Fiscal Second Quarter 2023 Compared to Fiscal Second Quarter 2022

  Total revenues increased 6.1% to $349.7 million
  Comparable restaurant sales increased 4.7%
  Total restaurant operating weeks increased 1.3%
  Net income of $11.9 million, compared to $0.3 million; diluted net income per share of $0.50, compared to $0.01
  Adjusted EBITDA of $31.8 million, compared to $23.4 million

“Our strong second quarter results demonstrate the continued momentum building in our business from the growth and productivity initiatives we began implementing last year,” commented Greg Levin, Chief Executive Officer and President. “The commitment by our restaurant team members to deliver gracious hospitality and serve memorable brewhouse experiences for our guests, coupled with these growth and productivity initiatives, drove our restaurant level operating margin to 14.5%, a 260 basis point improvement compared to last year. Furthermore, we surpassed our original annual cost savings target of $25 million in the second quarter, and the team continues to identify and realize additional margin enhancement opportunities,” continued Levin.

“Early in the second quarter, we opened our second new restaurant of the year in San Antonio, Texas. We are on schedule to open five new restaurants this year, including one relocation next month. Additionally, we are accelerating our remodel plan due to the encouraging results and financial return profile these remodeled restaurants have delivered to date. We now expect to remodel 35 to 40 restaurants this year, of which more than 20 remodels have been completed. We are excited about the opportunities to further strengthen the BJ’s concept in the near-term and remain confident in the long-term potential to grow to at least 425 restaurants, while delivering an attractive margin profile and creating significant shareholder value,” concluded Levin.

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its second quarter 2023 earnings release today, July 27, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. is a national brand with brewhouse roots where Craft Matters®. BJ’s broad menu has something for everyone: slow-roasted entrees, like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep-dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. A winner of the 2023 Vibe Vista Award in the Best Spirits Program category and the most decorated restaurant-brewery in the country, BJ’s has been a pioneer in the craft brewing world since 1996 and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in four states and by independent third-party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service, and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates over 200 casual dining restaurants in 30 states. All restaurants offer dine-in, take-out, delivery and large party catering. For more BJ’s information, visit http://www.bjsrestaurants.com.

Forward-Looking Statements Disclaimer

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margins, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, on and off-premise sales trends, cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effects of another pandemic on our operations, labor and staffing, guest traffic, our supply chain and the ability of our suppliers to continue to timely deliver food and other supplies necessary for the operation of our restaurants, the ability to manage costs and reduce expenditures and the availability of additional financing, (ii) any inability or failure to successfully and sufficiently raise menu prices to offset rising costs, (iii) any inability to manage new restaurant openings, (iv) construction delays, (v) wage inflation and competitive labor market conditions which may result in staffing shortages, (vi) the impact of any union organizing efforts at our restaurants and our responses to such efforts, (vii) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (viii) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ix) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (x) factors that impact California, Texas and Florida, where a substantial number of our restaurants are located, (xi) restaurant and brewery industry competition, (xii) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (xiii) consumer spending trends in general for casual dining occasions, (xiv) potential uninsured losses and liabilities due to limitations on insurance coverage, (xv) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xvi) trademark and service-mark risks, (xvii) government regulations and licensing costs, including beer and liquor regulations, (xviii) loss of key personnel, (xix) inability to secure acceptable sites, (xx) legal proceedings, (xxi) the success of our key sales-building and related operational initiatives, (xxii) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxiii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Tom Houdek of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands except for per share data)

	Second Quarter Ended				Six Months Ended
	July 4, 2023		June 28, 2022		July 4, 2023		June 28, 2022
Revenues	$349,670	100.0%	$329,697	100.0%	$690,950	100.0%	$628,426	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	90,614	25.9	90,928	27.6	181,491	26.3	172,394	27.4
Labor and benefits	126,522	36.2	123,111	37.3	254,855	36.9	239,397	38.1
Occupancy and operating	81,912	23.4	76,560	23.2	161,058	23.3	148,261	23.6
General and administrative	21,194	6.1	16,905	5.1	40,900	5.9	35,158	5.6
Depreciation and amortization	17,708	5.1	17,565	5.3	35,320	5.1	35,541	5.7
Restaurant opening	378	0.1	1,045	0.3	1,222	0.2	1,628	0.3
Loss on disposal and impairment of assets	1,130	0.3	438	0.1	3,276	0.5	595	0.1
Total costs and expenses	339,458	97.1	326,552	99.0	678,122	98.1	632,974	100.7
Income (loss) from operations	10,212	2.9	3,145	1.0	12,828	1.9	(4,548)	(0.7)

Other (expense) income:
Interest expense, net	(1,108)	(0.3)	(436)	(0.1)	(2,229)	(0.3)	(1,070)	(0.2)
Other income (expense), net	622	0.2	(187)	(0.1)	818	0.1	(575)	(0.1)
Total other expense	(486)	(0.1)	(623)	(0.2)	(1,411)	(0.2)	(1,645)	(0.3)
Income (loss) before income taxes	9,726	2.8	2,522	0.8	11,417	1.7	(6,193)	(1.0)

Income tax (benefit) expense	(2,206)	(0.6)	2,225	0.7	(3,996)	(0.6)	(7,950)	(1.3)
Net income	$11,932	3.4%	$297	0.1%	$15,413	2.2%	$1,757	0.3%

Net income per share:
Basic	$0.51		$0.01		$0.66		$0.08
Diluted	$0.50		$0.01		$0.64		$0.07

Weighted average number of shares outstanding:
Basic	23,539		23,434		23,510		23,405
Diluted	23,971		23,576		23,961		23,658

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	July 4, 2023 (unaudited)	January 3, 2023
Cash and cash equivalents	$6,053	$24,873
Total assets	$1,041,261	$1,045,922
Total debt	$53,000	$60,000
Shareholders’ equity	$366,046	$345,515

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Second Quarter Ended				Six Months Ended
	July 4, 2023		June 28, 2022		July 4, 2023		June 28, 2022
Stock-based compensation (1)
Labor and benefits	$410	0.1%	$640	0.2%	$1,276	0.2%	$1,390	0.2%
General and administrative	2,368	0.7	1,648	0.5	4,144	0.6	3,609	0.6
Total stock-based compensation	$2,778	0.8%	$2,288	0.7%	$5,420	0.8%	$4,999	0.8%
Operating Data
Comparable restaurant sales % change	4.7%		11.7%		6.8%		21.3%
Restaurants opened during period	1		2		2		3
Restaurants open at period-end	216 (2)		214		216 (3)		214 (2)
Restaurant operating weeks	2,808		2,773		5,616		5,509

(1)   Percentages represent percent of total revenues.
(2)   During the period, one restaurant was permanently closed.
(3)   During the period, two restaurants were permanently closed.

Note Regarding Non-GAAP Financial Measures

The Company is reporting below certain non-GAAP financial results and related reconciliations to the corresponding GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. These measures should only be used to evaluate the Company’s results of operations in conjunction with corresponding GAAP measures.

Restaurant Level Operating Margin

Restaurant level operating margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level operating margin differently than we do, restaurant level operating margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of income (loss) from operations to restaurant level operating margin for the second quarter ended July 4, 2023 and June 28, 2022 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	Second Quarter Ended				Six Months Ended
	July 4, 2023		June 28, 2022		July 4, 2023		June 28, 2022
Income (loss) from operations	$10,212	2.9%	$3,145	1.0%	$12,828	1.9%	$(4,548)	(0.7)%
General and administrative	21,194	6.1	16,905	5.1	40,900	5.9	35,158	5.6
Depreciation and amortization	17,708	5.1	17,565	5.3	35,320	5.1	35,541	5.7
Restaurant opening	378	0.1	1,045	0.3	1,222	0.2	1,628	0.3
Loss on disposal and impairment of assets	1,130	0.3	438	0.1	3,276	0.5	595	0.1
Restaurant level operating margin	$50,622	14.5%	39,098	11.9%	$93,546	13.5%	$68,374	10.9%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is a non-GAAP financial measure that represents the sum of net income adjusted for certain expenses and gains/losses detailed within the reconciliation below. Management uses Adjusted EBITDA as a supplemental measure of our performance. Management believes these measures are useful to investors in that they highlight cash flow and trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate these measures differently than we do, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of net income to Adjusted EBITDA for the second quarter ended July 4, 2023 and June 28, 2022 is set forth below:

Supplemental Financial Information – Net Income to Adjusted EBITDA
(Unaudited, dollars in thousands)

	Second Quarter Ended				Six Months Ended
	July 4, 2023		June 28, 2022		July 4, 2023		June 28, 2022
Net income	$11,932	3.4%	$297	0.1%	$15,413	2.2%	$1,757	0.3%
Interest expense, net	1,108	0.3	436	0.1	2,229	0.3	1,070	0.2
Income tax (benefit) expense	(2,206)	(0.6)	2,225	0.7	(3,996)	(0.6)	(7,950)	(1.3)
Depreciation and amortization	17,708	5.1	17,565	5.3	35,320	5.1	35,541	5.7
Stock-based compensation expense	2,778	0.8	2,288	0.7	5,420	0.8	4,999	0.8
Other (income) expense, net	(622)	(0.2)	187	0.1	(818)	(0.1)	575	0.1
Loss on disposal and impairment of assets	1,130	0.3	438	0.1	3,276	0.5	595	0.1
Adjusted EBITDA	$31,828	9.1%	$23,436	7.1%	$56,844	8.2%	$36,587	5.8%

Percentages above represent percent of total revenues and may not reconcile due to rounding.